Exhibit 1.1
FIRST BANCORP
DEALER MANAGER AGREEMENT
New York, New York
July 16, 2010
UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026
First BanCorp.
519 Ponce de Leon Avenue, Stop 23
Santurce, Puerto Rico, 00908
Ladies and Gentlemen:
     1. The Exchange Offer. First BanCorp, a Puerto Rico corporation (the “Company”), proposes to offer to exchange (hereinafter referred to, together with any amendments, supplements or extensions thereof, as the “Exchange Offer”) up to 256,401,610 common shares, par value $1.00 per share, of the Company (the “New Securities”) for the securities listed on Schedule I to this agreement (the “Existing Securities”), on the terms and subject to the conditions set forth in the Exchange Offer Materials (as hereinafter defined) as the same may be amended or supplemented from time to time.
     2. Appointment as Dealer Manager. Subject to the terms and conditions herein, the Company hereby appoints you as Dealer Manager (the “Dealer Manager”) and authorizes you to act as such in connection with the Exchange Offer. On the basis of the representations, warranties and covenants of the Company contained herein, you agree, in accordance with your customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banks in connection with exchange offers of a like nature, including, but not limited to, using reasonable efforts to solicit tenders of the Existing Securities pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and other holders of the Existing Securities. In such capacity, you shall act as an independent contractor, and your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Company.
     The Company further authorizes the Dealer Manager to communicate with BNY Mellon Shareowner Services, in its capacities as exchange agent (the “Exchange Agent”) and information agent (the “Information Agent”) with respect to matters relating to the Exchange Offer. The Company has instructed the Exchange Agent to advise you at least daily as to the number of Existing Securities which have been tendered pursuant to the Exchange Offer and as to such other matters in connection with the Exchange Offer as you may request.
     3. No Liability for Acts of Brokers, Dealers, Banks and Trust Companies. Neither you nor any of your affiliates shall have any liability to the Company or any other person for any losses, claims, damages, liabilities and expenses (each, a “Loss” and collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person, and neither you nor any of your affiliates shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager or as a Dealer hereunder or otherwise in connection with the proposed acquisition of any interest in the Company, except for any such Losses which are finally judicially determined in a court of competent jurisdiction to have resulted directly from your gross negligence or willful misconduct. In soliciting or obtaining tenders, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you, as Dealer Manager, are not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, security holders, creditors or of any other person. In soliciting or obtaining tenders, you shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer, any acceptance of the Existing Securities, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agent. The Company shall have sole authority for the acceptance or rejection of any and all tenders.
     4. The Exchange Offer Materials; Commencement; Withdrawal Rights.
          (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission under the Securities Act, (i) a registration statement on Form S-4, including an Offer to Exchange (as defined below) and Prospectus relating to the Exchange Offer and (ii) certain amendments to that registration statement on Form S-1, including an Offer to Exchange and Prospectus relating to the Exchange Offer. The term “Registration Statement” as used in this Agreement shall mean such registration statement (as so amended), including financial statements, schedules and exhibits, and the documents incorporated by reference therein, in its form as of the date hereof and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the effectiveness of such amendment or supplement) such registration statement as so amended or supplemented. The term “Offer to Exchange” as used in this Agreement shall mean the Offer to Exchange and Prospectus included in the Registration Statement and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the time it is first provided by the Company for use in connection with the Exchange Offer) such Offer to Exchange and Prospectus as so amended or supplemented. Any reference herein to the Offer to Exchange shall be deemed to refer to and include the documents incorporated by reference in the Offer to Exchange and Prospectus pursuant to Item 12 of Form S-1 under the Securities Act, as of the date of the Offer to Exchange. The term “Letter of Transmittal” as used in this Agreement shall mean the letter of transmittal to be used by holders of the Existing Securities (the “Holders”) tendering Existing Securities pursuant to the Exchange Offer, in the form included as an exhibit to the Registration Statement.
          (b) Upon the Commencement Date (as defined below), the Company will file with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, a Tender Offer Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein and as such Tender Offer Statement may be amended or supplemented from time to time, the “Schedule TO”), a copy of which Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it was filed, will be furnished to the Dealer Manager as promptly as practicable upon the filing thereof.
          (c) After the commencement of the Exchange Offer, the Company will solicit (the “Solicitation”) proxies from the holders of the Company’s common shares, par value $1.00 per share (the “Common Stock”), in accordance with the requirements of Rule 312.03(c) of the New York Stock Exchange Listed Company Manual. The Solicitation will be on the terms and subject to the conditions set forth in the Proxy Statement (as the same may be amended or supplemented, the “Proxy Statement”).
          (d) The Prospectus and Offer to Exchange, the Letter of Transmittal, the Registration Statement, the Schedule TO, the Proxy Statement, all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority, including any exhibits thereto, and such other documents (including, but not limited to, any advertisements, press releases or summaries relating to the Exchange Offer and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Exchange Offer), in each case in the form first authorized for use by the Company in connection with the Exchange Offer and approved by the Dealer Manager, and thereafter together with any amendments and supplements thereto made in accordance with the terms of this Agreement, are collectively referred to as the “Exchange Offer Materials.”
          (e) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company, except for information provided by the Dealer Manager in writing expressly for use in the Exchange Offer Materials, it being understood that the only information so provided by the Dealer Manager expressly for use in the Exchange Offer Materials is the name, address and telephone numbers of UBS Securities LLC, as Dealer Manager. The Company hereby represents and warrants that it will commence the Exchange Offer as soon as practicable by publicly announcing its commencement and by sending copies of the Exchange Offer Materials, excluding the Exchange Act reports incorporated by reference in the Exchange Offer Materials (the “Incorporated Documents”), to the Depository Trust Company and, if required by applicable regulation, by distributing, mailing, or causing to be mailed on its behalf, copies of the Exchange Offer Materials to beneficial owners of the Existing Securities (the date of such announcement and of the commencement of such distribution, the “Commencement Date”). Thereafter, to the extent practicable, until the expiration of the Exchange Offer, the Company shall use its best efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a holder of any applicable Existing Securities.
          (f) The Company hereby (i) agrees to furnish the Dealer Manager with as many copies as it may reasonably request of the final forms of all Exchange Offer Materials filed with the Commission, mailed to Holders, or provided to any federal, national, supranational, state, provincial, municipal, local, territorial or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (each, a “Governmental Authority”) and, upon its request, any other documents incorporated therein or otherwise filed or to be filed with any federal, state, local or foreign governmental or regulatory agency or authority, any stock exchange or any court (each, an “Other Agency”) and (ii) authorizes the Dealer Manager to use copies of such Exchange Offer Materials in connection with the Exchange Offer.
          (g) The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility for independent investigation or verification on your part and the Company represents and warrants to you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Company’s assets or liabilities.
          (h) You hereby agree, as Dealer Manager, that you will not disseminate any written material for or in connection with the solicitation of tenders of Existing Securities pursuant to the Exchange Offer other than the Exchange Offer Materials.
          (i) The Company hereby represents and agrees that no solicitation material in addition to the Exchange Offer Materials will be used in connection with the Exchange Offer or filed with any Other Agency, including the Commission, by or on behalf of the Company without the Dealer Manager’s prior approval. In the event that (i) the Company uses or permits the use of any solicitation material not so approved by the Dealer Manager in connection with the Exchange Offer or files any such solicitation material with any such Other Agency without the Dealer Manager’s prior approval, (ii) the Company withdraws, terminates or cancels the Exchange Offer, (iii) if at any time the Dealer Manager shall reasonably determine that any condition set forth in Section 10 shall not be satisfied, (iv) the Registration Statement shall not have become effective on or prior to the expiration date of the Exchange Offer (the “Expiration Date”) or shall fail to contain all of the required information, including pricing information, and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including a letter of transmittal), or (v) at any time during the Exchange Offer, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information relating to the Exchange Offer on the part of the Commission shall not have been satisfied to the reasonable satisfaction of the Dealer Manager or there shall have been issued, at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining you from acting in your capacity as Dealer Manager with respect to the Exchange Offer, then the Dealer Manager (A) shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to it or any other person defined in Section 11 as an “Indemnified Party,” (B) shall be entitled promptly to receive the payment of all reasonable and documented fees and expenses payable to it under this Agreement which have accrued to the date of such withdrawal or thereafter and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 11.
     5. Compensation. The Company agrees to pay you, as compensation for your services as Dealer Manager in connection with the Exchange Offer, a fee equal to 1.50% of the aggregate liquidation preference or liquidation amount, as applicable, of the first $275 million of Existing Securities accepted by the Company for Exchange in the Exchange Offer and 1.25% of

the aggregate liquidation preference or liquidation amount, as applicable, of all Existing Securities so accepted thereafter, minus all soliciting dealer fees as described in the Registration Statement (which shall not exceed 0.50% of the aggregate liquidation preference or liquidation amount, as applicable, of all Existing Securities accepted by the Company for Exchange), which shall be earned on the Expiration Date and payable on the Exchange Date.
     6. Expenses of Dealer Manager and Others. In addition to your compensation for your services hereunder pursuant to Section 5 hereof, the Company agrees to pay directly, or reimburse you, as the case may be, for all expenses reasonably incurred by you, including (a) all fees and expenses incurred by you relating to the preparation, printing, filing, mailing and publishing of all Exchange Offer Materials, (b) all fees and expenses of the Exchange Agent, the Information Agent or other persons rendering services in connection with the Exchange Offer, (c) all advertising charges in connection with the Exchange Offer or the transactions contemplated thereby, including those of any public relations firm or other person or entity rendering services in connection therewith, (d) all fees, if any, payable to Dealers (including you), and banks and trust companies as reimbursement for their reasonable and documented customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (e) all fees and expenses incurred in connection with the listing on the New York Stock Exchange (“NYSE”) of the New Securities, and (f) all other fees and expenses incurred by you in connection with the Exchange Offer or the transactions contemplated thereby or otherwise in connection with the performance of your services hereunder (including fees and disbursements of Morrison & Foerster LLP (“Morrison & Foerster”), as your legal counsel). All payments to be made by the Company pursuant to this Section 6 shall be made promptly against delivery to the Company of statements therefor; provided, however, that all fees and disbursements of the Dealer Manager and Morrison & Foerster shall be paid on the date on which the Company accepts for exchange validly tendered Existing Securities that it has accepted in accordance with the terms of the Exchange Offer (the “Exchange Date”) in the event that the Exchange Offer is consummated. The Company shall be liable for the foregoing payments whether or not the Exchange Offer or the transactions contemplated thereby are commenced, withdrawn, terminated or cancelled prior to the acceptance of any Existing Securities or whether the Company or any of its subsidiaries or affiliates acquires any Existing Securities pursuant to the Exchange Offer or whether you withdraw pursuant to Section 4 hereof.
     7. Shareholder Lists. The Company will cause you to be provided with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Existing Securities held by the Holders as of a recent date and will cause you to be advised from day to day during the period of the Exchange Offer as to any transfers of record of Existing Securities.
     8. Additional Obligations of the Company.
          (a) The Company will furnish to you, without charge, two signed copies of the Registration Statement and any post-effective amendments thereto, including all of the documents incorporated by reference therein and all financial statements and schedules.
          (b) The Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as practicable. The

Company will prepare and file, as required, any and all necessary amendments or supplements to any of the Exchange Offer Materials, will promptly furnish to you true and complete copies of each such amendment and supplement within a reasonable period of time prior to the filing thereof and will use its best efforts to cause the same to become effective as promptly as practicable if effectiveness is required.
          (c) The Company shall advise you promptly of (i) the time when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept the Existing Securities tendered under the Exchange Offer or otherwise not consummate the Exchange Offer, (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Exchange Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to make, amend or supplement any filing required by the Securities Act, the Exchange Act or “blue sky” or other state securities laws in connection with the Exchange Offer or to make any filing in connection with the Exchange Offer pursuant to any other applicable law, rule or regulation, (v) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will furnish you with a copy thereof), (vi) any material developments in connection with the Exchange Offer, including, without limitation, the commencement of any lawsuit concerning the Exchange Offer and (vii) any other information relating to the Exchange Offer, the Exchange Offer Materials or this Agreement which you may from time to time reasonably request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification of the New Securities under state securities or “blue sky” laws, the Company shall make every reasonable effort to obtain the withdrawal of such order at the earliest practicable time.
          (d) Prior to the issuance of the New Securities, the Company shall obtain the registration or qualification thereof under the securities or “blue sky” laws of such jurisdictions as may be required for the consummation of the Exchange Offer and shall furnish you with preliminary and final forms of “blue sky” memoranda evidencing such registration and qualification.
          (e) Prior to the consummation of the Exchange Offer, the Company shall furnish to you, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Registration Statement and the Offer to Exchange.
          (f) The Company will comply with the Securities Act and the Exchange Act, as applicable, in connection with the Exchange Offer Materials and the Exchange Offer and the transactions contemplated hereby and thereby. The Company will fully comply in a timely manner with the applicable provisions of Rules 424 and 430A under the Securities Act.

          (g) The Company will not amend or supplement the Exchange Offer Materials without the prior written consent of the Dealer Manager, which consent shall not be unreasonably withheld.
     9. Additional Representations, Warranties and Covenants of the Company. The Company represents and warrants to you, and agrees with you, on each of the Commencement Date, the Expiration Date, the Exchange Date and the date of any post-effective amendment to the Registration Statement (the “Amendment Date”) and during the period of the Exchange Offer (i.e., the period commencing on the Commencement Date through and including the Expiration Date) that:
          (a) The Company meets the requirements for use of Form S-1 under the Securities Act. On or prior to the Expiration Date, the Registration Statement and any post-effective amendment(s) thereto, each in the form delivered to the Dealer Manager, shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, be pending before or contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with or otherwise satisfied. No other stop order and no injunction, restraining order or denial of any application for approval shall have been issued or proceedings, litigation or investigation initiated or, to the knowledge of the Company, threatened on or prior to the Expiration Date with respect to the Exchange Offer by or before any Other Agency.
          (b) The Exchange Offer Materials, as then amended or supplemented (other than the Offer to Exchange and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (c) below), (i) complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act; and (ii) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (c) Neither the Offer to Exchange nor any supplements thereto, at the time the Offer to Exchange or any such supplement was issued and at the Expiration Date, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto become effective and at the Expiration Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Offer to Exchange filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied and will comply when so filed in all material respects with the Securities Act and the Exchange Act and the Offer to Exchange delivered to the Dealer Manager for use in connection with the Exchange Offer was identical to the electronically transmitted copies thereof filed with the Commission pursuant to Regulation S-T promulgated by the Commission.
          (d) The Incorporated Documents, when they were filed (or, if an amendment with respect to any such Incorporated Document was filed, when such amendment was filed) with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, and any documents so filed and incorporated by reference in the Registration Statement or the Offer to Exchange subsequent to the Commencement Date and until the Expiration Date will, when they are filed with the Commission, comply in all material respects with the requirements of the Securities Act and the Exchange Act. When read together with the other information in the Offer to Exchange at the time the Registration Statement becomes effective, at the time the Offer to Exchange was issued and at the Exchange Date, no such Incorporated Document contained, and no Incorporated Document so filed and incorporated by reference in the Registration Statement, Offer to Exchange, or Schedule TO subsequent to the Commencement Date will contain, an untrue statement of a material fact or omitted, or will omit, to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (e) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in (or incorporated by reference in) the Registration Statement; all of the issued and outstanding shares of capital stock, including common shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the Registration Statement and the Offer to Exchange, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.
          (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Puerto Rico, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Offer to Exchange, to execute and deliver this Agreement and to issue the New Securities. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
          (g) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or (iii) result in the delisting of its common shares from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).
          (h) The Company has no significant subsidiaries (as defined in Rule 1.02(w) of Regulation S-X under the Securities Act) other than the subsidiaries listed on Schedule II hereto (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock or other equity interests of each of its subsidiaries; other than the capital stock or other equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity that, in the aggregate, would be a significant subsidiary (as defined in rule 1.02(w) of Regulation S-X); complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and, except those changes described under the heading “The Exchange Offer” in the Registration Statement to be made in connection with the Exchange Offer, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase, each Subsidiary has been duly formed and is validly existing as a corporation, limited liability company, partnership or real estate investment trust, as applicable, in good standing under the laws of the jurisdiction of its formation (or, in jurisdictions outside of the United States where the concept of good standing is not applicable, is validly existing), with full corporate or other applicable power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Offer to Exchange, if any; each Subsidiary is duly qualified to do business as a foreign corporation or other relevant legal entity and is in good standing (or, in jurisdictions outside of the United States where such concepts are not applicable, has the legal authority to conduct its business therein) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (or, similar concepts, as applicable, with respect to jurisdictions outside the United States or for entities other than corporations), have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no material security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other ownership interests in the Subsidiaries are outstanding.
          (i) The New Securities have been duly and validly authorized and, when issued and delivered as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and will be free of any restriction upon the voting or transfer thereof pursuant to Puerto Rico law or the Company’s Amended and Restated Articles of Incorporation or bylaws or any agreement or other instrument to which the Company is a party.
          (j) The terms of the Existing Securities, the New Securities and the capital stock of the Company conform in all material respects to each description thereof contained in the Registration Statement and the Offer to Exchange.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.
          (l) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to it or any of its properties or assets, other than, in the case of clause (B), any violation or defaults which would not have a Material Adverse Effect.
          (m) Neither the execution, delivery or performance of this Agreement nor the consummation of the Exchange Offer or the other transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary, pursuant to) (A) the charter or bylaws (or similar organizational documents) of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NYSE), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B), any conflict, breach, violation or lien (considered in the aggregate) which would not have a Material Adverse Effect.
          (n) No approval, authorization, consent or order of or filing with any Governmental Authority, or any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the consummation of the transactions contemplated by this Agreement (including the Exchange Offer), other than (i) the consent to be obtained in connection with the Solicitation, (ii) as may be required under the securities or “blue sky” laws, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required and as will be obtained under the Exchange Act and the Securities Act, as the case may be, prior to consummation of the Exchange Offer, or (iv) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

          (o) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to obtain such licenses, authorizations, consents or approvals or make such filings would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
          (p) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective trustees or directors, as applicable, or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except as described in the Registration Statement or the Offer to Exchange, or except for any such actions, suits, claims, investigations or proceedings which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
          (q) PricewaterhouseCoopers LLP (“PWC”), whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Offer to Exchange, are independent registered public accountants as required by the Securities Act and the Exchange Act and by the rules of the Public Company Accounting Oversight Board.
          (r) The financial statements included or incorporated by reference in the Registration Statement and the Offer to Exchange, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Offer to Exchange comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement and the Offer to Exchange are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Offer to Exchange that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, Offer to Exchange or Schedule TO (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the Registration Statement, Offer to Exchange or Schedule TO regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
          (s) Except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Offer to Exchange, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per common share on the grant date of such option, and no such option was dated as of a date other than the date such option was deemed, pursuant to U.S. generally accepted accounting principles, to be granted; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of trustees or directors, as applicable (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission.
          (t) Subsequent to the respective dates as of which information is given in the Registration Statement, Offer to Exchange and Schedule TO, excluding any amendments or supplements made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock (except for any issuances of common shares upon the exercise of stock options as are disclosed in the Registration Statement, Offer to Exchange and Schedule TO as being outstanding) or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.
          (u) None of the Company nor any of the Subsidiaries is, and after giving effect to the Transactions, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (v) The Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, Offer to Exchange and Schedule TO as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except when the failure to have such good and marketable title would not have a Material Adverse Effect; all the property described in the Registration Statement, Offer to

Exchange and Schedule TO as being held under lease by the Company or a Subsidiary is held under a valid, subsisting and enforceable lease of the Company or such Subsidiary, except (i) when the failure to have such a valid, subsisting and enforceable lease would not have a Material Adverse Effect and (ii) as it may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to creditors’ rights generally and general principles of equity.
          (w) Neither the purchase nor the origination, as the case may be, of the loans owned by the Company, nor the execution and delivery of, or performance by the borrowers thereunder of any mortgage, deed of trust, deed, indenture, note, loan or credit agreement or any other agreement or instrument in connection therewith, at the time of such purchase, origination, execution or delivery, resulted in a breach of or default under any mortgage, deed of trust, indenture, note, loan or credit agreement or any other agreement or instrument relating to any mortgage or other loan that may have priority over any such loan with respect to the assets of the borrower thereunder and that is in existence at the time the Company or any of the Subsidiaries purchases or originates any such loan, except such as would not have, individually or in the aggregate, a Material Adverse Effect.
          (x) Each of the Company and the Subsidiaries owns or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Offer to Exchange as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except insofar as the failure to so own or possess any such license or right would not, individually or in the aggregate, have a Material Adverse Effect; other than licensees or licensors thereof and except as described in the Registration Statement or the Offer to Exchange, the Company is not aware of any rights of third parties to any such Intellectual Property, except as described in the Registration Statement or the Offer to Exchange or as would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not aware of any infringement by third parties of any Intellectual Property, except as described in the Registration Statement or the Offer to Exchange or as would not, individually or in the aggregate, have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of the Company or any Subsidiary’s rights in or to any such Intellectual Property, except as described in the Registration Statement or the Offer to Exchange or as would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement or the Offer to Exchange or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company or any Subsidiary is infringing or otherwise violating intellectual property rights of others.
          (y) Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any similar domestic or foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or any similar domestic or foreign law or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.
          (z) The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
          (aa) All tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
          (bb) The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the

Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
          (cc) Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement or the Offer to Exchange any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
          (dd) Except as would not have a Material Adverse Effect, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, Offer to Exchange or Schedule TO, or referred to or described in, or filed as an exhibit to, the Registration Statement, Offer to Exchange or Schedule TO, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.
          (ee) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (ff) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and, except to the extent described in the Registration Statement or the Offer to Exchange, the Company’s disclosure controls and procedures and internal control over financial reporting are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal control of financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; all material weaknesses, if any, in internal control over financial reporting have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, except to the extent described in the Registration Statement or the Offer to Exchange, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.
          (gg) Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, Offer to Exchange or Schedule TO, if any, has been made or reaffirmed with a reasonable basis and in good faith.
          (hh) All statistical or market-related data included or incorporated by reference in the Registration Statement, Offer to Exchange or Schedule TO are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
          (ii) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
          (jj) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
          (kk) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
          (ll) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement or the Offer to Exchange.
          (mm) Except as disclosed in the Registration Statement and the Offer to Exchange, the issuance of the New Securities will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.
          (nn) Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (oo) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offer.
          (pp) To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, trustees or greater than 5% security holders.
          (qq) There are no stamp or other issuance or transfer taxes or duties or similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Company of the New Securities, or the consummation of the Exchange Offer and the other actions contemplated by the Registration Statement, Offer to Exchange or Schedule TO.
          (rr) Neither the Company nor any of the Subsidiaries are, nor are the Company or any of the Subsidiaries aware of any facts or circumstances that exist which would cause the Company or any Subsidiary to be, (i) not in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”), and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory,” or (ii) not in satisfactory compliance in any respect with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm- Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by FirstBank Puerto Rico, pursuant to 12 C.F.R. Part 364.
          (ss) Neither the Company nor any of the Subsidiaries are, nor are the Company or any of the Subsidiaries aware of any facts or circumstances that exist which would cause the Company or any Subsidiary to be, operating in violation in any respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA

PATRIOT Act of 2001, Public Law 107-56 (the “Patriot Act”), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation. The board of directors of FirstBank Puerto Rico has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective in any material respects by any Governmental Authority and that meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder.
          (tt) Neither the Company nor any of the Subsidiaries have, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries, after having made due inquiry, is aware or knows that the Company or any of the Subsidiaries or any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) have: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the business of the Company or any of the Subsidiaries; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or Commonwealth of Puerto Rico or any other country, which is in any manner illegal under any Law of the United States or Commonwealth of Puerto Rico or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Company or any Subsidiary or any officer, director, partner, employee or agent of any such customer or supplier for an unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Company or any of the Subsidiaries.
          (uu) As of March 31, 2010, the Company and its subsidiary, FirstBank Puerto Rico, met or exceeded all applicable regulatory capital requirements, and the FirstBank Puerto Rico was deemed “well capitalized” under such regulatory requirements.
          The representations and warranties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Party (as defined herein), (ii) any termination of this Agreement or (iii) any withdrawal by the Dealer Manager pursuant to this Agreement.
          Any certificate signed by any officer of the Company or any of its subsidiaries and deliver to the Dealer Manager or its counsel shall be deemed a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby.
     10. Conditions to Obligations of the Dealer Manager. Your obligation to render services pursuant to this Agreement shall at all times be subject, in your discretion, to the following conditions:
          (a) The Company at all times shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

          (b) All representations, warranties, covenants and other statements of the Company contained in this Agreement are now, at the commencement of, at all times during the continuance of, and upon the consummation of, the Exchange Offer, shall be, true and correct in all material respects.
          (c) You shall have received (i) an opinion and Rule 10b-5 disclosure statement of Morgan, Lewis & Bockius LLP (“Morgan Lewis”) with respect to the matters set forth in Exhibit A and (ii) an opinion of Martinez, Odell & Calabria, counsel to the Company, with respect to the matters set forth in Exhibit B, in each case addressed to you and dated the Commencement Date (and reaffirmed and updated on each of the Expiration Date and the Exchange Date).
          (d) You shall have received an opinion addressed to you and dated the Commencement Date (and reaffirmed and updated on each of the Expiration Date and the Exchange Date) of Pietrantoni, Mendez and Alvarez, LLP, counsel to the Company, with respect to certain Puerto Rico tax matters, in form and substance reasonably satisfactory to you.
          (e) You shall have received an opinion and Rule 10b-5 disclosure statement, dated the Commencement Date (and reaffirmed and updated on each of the Expiration Date and the Exchange Date) and addressed to you, of Morrison & Foerster, counsel to the Dealer Manager, in form and substance reasonably satisfactory to you.
          (f) You shall have received a letter, satisfactory in form to you and your counsel, dated the Commencement Date (and reaffirmed and updated on each of the Expiration Date and the Exchange Date) and addressed to you, of PwC, independent registered public accountants for the Company, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated by reference in the Exchange Offer Material.
          (g) It shall not have become unlawful under any law or regulation, federal, state or local, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.
          (h) The New Securities shall have been approved for listing on the NYSE by the Expiration Date.
          (i) You shall have received a certificate of the Company’s Chief Executive Officer and its Chief Financial Officer, dated the commencement date of the Exchange Offer (and reaffirmed and updated on the Expiration Date and the Exchange Date) in the form attached as Exhibit C hereto.
          (j) You shall be furnished with all such documents and certificates as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company under this Agreement and the performance of any of the covenants of the Company to be performed hereunder.
          (k) No stop order suspending the effectiveness of the Registration Statement shall have been issued and, to the knowledge of the Company, no proceedings for that purpose shall be pending or threatened by the Commission and no injunction suspending the offer, issuance, delivery or exchange of the New Securities pursuant to the Exchange Offer shall have been issued and, to the knowledge of the Company, no proceedings for that purpose shall be pending or have been threatened and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to the knowledge of the Company, threatened with respect to the Exchange Offer before any court, agency or other governmental or regulatory body of any jurisdiction that the Dealer Manager, in its sole judgment, believes renders it inadvisable for the Dealer Manager to continue to act as Dealer Manager.
          (l) On or after the Commencement Date, except as described in the Offer to Exchange, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offer to Exchange, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) (a) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or (b) any change, or any development involving a prospective change, in or affecting the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole, except as disclosed in the Offer to Exchange, the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the New Securities on the terms and in the manner contemplated in the Offer to Exchange.
          (m) On or after the Commencement Date, there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or the Nasdaq Stock Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities that are not currently involving the United States, there shall have been a material escalation in any hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (iv) any downgrading, or notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions after the date hereof, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the sole judgment of the Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Exchange Offer or the delivery of the New Securities on the terms and in the manner contemplated in the Offer to Exchange.
     11. Indemnification and Contribution.
          (a) The Company agrees to indemnify, defend and hold harmless the Dealer Manager, its partners, directors, officers, employees, agents and “affiliates” (within the meaning of Rule 405 under the Securities Act), and any person who controls any Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager or any such Indemnified Party may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Dealer Manager furnished in writing by or on behalf of such Dealer Manager through you to the Company expressly for use in the Registration Statement, or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in the Exchange Offer Materials (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of circumstances in which they were made, not misleading, except, with respect to the Exchange Offer Materials, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Dealer Manager furnished in writing by or on behalf such Dealer Manager through you to the Company expressly for use in the Exchange Offer Materials, or arises out of or is based upon any omission or alleged omission to state a material fact in the Exchange Offer Materials in connection with such information which material fact was not contained in such information and which material fact was required to be stated in such Exchange Offer Materials or was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, (iii) any withdrawal, termination or cancellation by the Company of, or failure by the Company to make or consummate, the Exchange Offer, (iv) any actions taken or omitted to be taken by an Indemnified Party pursuant to this Agreement or with the express consent of the Company, (v) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement contained in this Agreement, or (vi) any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, including, without limitation, related services and activities prior to the date of this Agreement, except, in the case of this clause (vi) only, to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such loss, damage, expense, liability or claim resulted solely from your gross negligence or willful misconduct.
          (b) If any action, suit or proceeding (each, a “Proceeding”) is brought against an Indemnified Party in respect of which indemnity may be sought against the Company ( the “Indemnifying Party”) pursuant to subsection (a) of this Section 11, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise. The Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding or the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such Indemnified Party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the Indemnified Party or Parties), in any of which events such fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Parties who are parties to such Proceeding). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party or Parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this Section 11(b), then the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.
          (c) If the indemnification provided for in this Section 11 is unavailable to an Indemnified Party under subsection (a) of this Section 11 or insufficient to hold an Indemnified Party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Dealer Manager, on the other hand, in connection with the matter giving rise to such losses, damages, expenses, liabilities and claims, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations, subject to the limitation that in any event the Dealer Manager’s aggregate contribution to all losses, damages, expenses, liabilities and claims with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Dealer Manager pursuant to this Agreement. The relative benefits received by the Company on the one hand and the Dealer Manager on the other with respect to the Exchange Offer and any other transactions contemplated hereby shall be deemed to be in the same respective proportions as (i) the aggregate value of the consideration paid or proposed to be paid to the beneficial holders of the Existing Securities pursuant to the Exchange Offer and any other transactions contemplated hereby (whether or not the Exchange Offer and any other transactions contemplated hereby are consummated), bear to (ii) the fees payable to Dealer Manager with respect to the Exchange Offer and any other transactions contemplated hereby pursuant to Section 5. The relative fault of the Company on the one hand and of the Dealer Manager on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
          (d) The Company and Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the Exchange Offer. The Company and Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s directors or officers in connection with the Exchange Offer, or in connection with the Registration Statement or the Offer to Exchange.
     12. Confidentiality: References to Dealer Manager. (a) Any advice or opinions provided by you in connection with or related to this Agreement shall not be disclosed to any third party or referred to publicly by the Company except in accordance with your prior written consent or as may be required by applicable laws (after consultation with and approval as to form and substance by the Dealer Manager and its counsel).
     (b) The Company agrees that any reference to either the Dealer Manager or its respective affiliates in the Exchange Offer Materials, or any other release or communication to any party outside the Company pertaining to the Exchange Offer Materials, is subject to such Dealer Manager’s prior written approval, which written approval shall not be unreasonably withheld or delayed. If the Dealer Manager resigns or is terminated prior to the dissemination of any Exchange Offer Materials or any other release or communication, no reference shall be made therein to such Dealer Manager without the Dealer Manager’s prior written permission.
     13. Access to Information. In connection with your activities hereunder, the Company agrees to furnish you and your counsel with all information concerning the Company that you reasonably deem appropriate and agree to provide you with reasonable access to the Company’s directors, officers, accountants, counsel, consultants and other appropriate agents and representatives, it being understood that you will be entitled to rely upon such information supplied by the Company and such persons without assuming any responsibility for independent investigation or verification thereof.
     14. Termination. This Agreement shall terminate upon the expiration, termination or withdrawal of the Exchange Offer or upon withdrawal by you as Dealer Manager pursuant to Section 4 hereof, it being understood that Sections 3, 5, 6, 8, 9, 11, 12, 14, 16, 19, 20, 21 and 22 hereof shall survive any termination of this Agreement. In addition, you shall have the right to terminate this Agreement if the opinions of counsel and comfort letters specified in Section 10 hereof are not received by you upon request or for any other reason specified in Section 10.
     15. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

(a)	if to the Dealer Manager, to:

UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026
Telecopy No.: (203) 719-0860
Attention: Legal and Compliance Department

with a copy to:

Morrison & Foerster, LLP
1290 Avenue of the Americas
New York, New York 10104
Telecopy No.: (212) 468-7900
Attention: Anna T. Pinedo

(b)	if to Company:
First BanCorp.
519 Ponce de Leon Avenue, Stop 23
Santurce, Puerto Rico, 00908
Telecopy No.: (787) 729-8191
Attention: Lawrence Odell
          with a copy to:
Morgan, Lewis & Bockius, LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Telecopy No.: (202) 739-3001
Attention: Linda L. Griggs
     16. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim, counterclaim, proceeding or dispute of any kind or nature whatsoever directly or indirectly arising out of, or in any way relating to, this Agreement (each a “Covered Claim”), shall be governed by, and construed in accordance with, the laws of the State of New York. Except as set forth below, no Covered Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and you each hereby consent to the exclusive jurisdiction of such courts and to personal service with respect thereto. The Company also hereby consents to personal jurisdiction, service and venue in any court in which any claim directly or indirectly arising out of or in any way relating to this Agreement (collectively with Covered Claims, “Claims”) is brought by any third party against you or any Indemnified Party solely for purposes of enforcing the Company’s indemnity, contribution and reimbursement provisions set forth in Section 11. Each of you and the Company waives all right to trial by jury for any Claim (whether based upon contract, tort or otherwise). The Company agrees that a final judgment in any Claim brought in any of the courts referred to above shall be conclusive and binding upon the Company and may be enforced by suit upon such judgment in any court having jurisdiction over the Company.
     17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
     18. Amendment. This Agreement may not be amended except in writing signed by each party to be bound thereby.
     19. Counterparts; Severability. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.
     20. Parties in Interest. This Agreement, including rights to indemnity and contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     21. Tombstone. The Company acknowledges that you may at your expense place an announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Dealer Manager and financial advisor to the Company in connection with the Exchange Offer and the transactions contemplated thereby, subject to the Company’s prior review of such disclosure. Notwithstanding any provision herein to the contrary, it is expressly understood that expenses incurred in respect of the Exchange Offer notice which is to be published in The Wall Street Journal, The New York Times or any other publication in connection with the Exchange Offer shall be borne by the Company.
     22. No Fiduciary Relationship. The Company hereby acknowledges that you are acting solely as the dealer manager in connection with the Exchange Offer. The Company further acknowledges that the Dealer Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Dealer Manager act or be responsible as a fiduciary to the Company or its management, stockholders, creditors or any other person in connection with any activity that the Dealer Manager may undertake or has undertaken in furtherance of the Exchange Offer, either before or after the date hereof. The Dealer Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Dealer Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Existing Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Dealer Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
[Signature Page Follows]

     Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours, FIRST BANCORP.
By:
Name:
Title:

Accepted as of the date first above written:

UBS SECURITIES LLC, as Dealer Manager

By:	Name:
Title:

By:	Name:
Title:
Signature Page to Dealer Manager Agreement
A-1

SCHEDULE I
LISTED SECURITIES

		Data reported in U.S. dollars, unless otherwise
Preferred Equity		indicated.
Trading Symbol-			Amount Out
Exchange	CUSIP	Price ($)	($000)	Out as of Date
FBP.A	318672201		90,000	06/09/2010
7.125% Series A non-cumulative perpetual preferred stock, $1.00 par value
FBP.B	318672300		75,000	06/09/2010
8.350% Series B non-cumulative perpetual preferred stock, $1.00 par value
FBP.C	318672409		103,500	06/09/2010
7.400% Series C non-cumulative perpetual preferred stock, $1.00 par value
FBP.D	318672508		92,000	06/09/2010
7.250% Series D non-cumulative perpetual preferred stock, $1.00 par value
FBP.E	318672607		189,600	9/30/2009
7.000% Series E non-cumulative perpetual preferred stock, $1.00 par value

2

SCHEDULE II
SUBSIDIARIES OF FIRST BANCORP.

Jurisdiction of
Name	Incorporation

FirstBank Puerto Rico	Puerto Rico
FirstBank Overseas Corporation	Puerto Rico

3

EXHIBIT C
OFFICERS’ CERTIFICATE
I, Aurelio Aleman-Bermudez, President and Chief Executive Officer of First BanCorp., a Puerto Rico corporation (the “Company”), and Orlando Berges, Chief Financial Officer of the Company, pursuant to Section 10 of the Dealer Manager Agreement dated July 16, 2010 (the “Dealer Manager Agreement”), between the Company and UBS Securities LLC, relating to the Exchange Offer pursuant to the Exchange Offer Materials, hereby certify, on behalf of the Company and not in a personal capacity, that:
          1. Since the respective dates as of which information is given in the Exchange Offer Materials, there has not been any material adverse change in the business, operations, prospects, properties or condition (financial or otherwise) or results of operations of the Company or its subsidiaries or affiliates whether or not arising in the ordinary course of business.
          2. No event has occurred as a result of which it is necessary to amend or supplement the Exchange Offer Materials in order to make the statements therein not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, in the light of the circumstances under which they were made, nor misleading, and the Company has filed all documents that it is required to file as of the date hereof under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;
          3. Each of the representations and warranties of the Company contained in the Dealer Manager Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.
          4. Each covenant required to be performed by the Company on or prior to the delivery of this certificate has been duly, timely and fully performed and each condition required to be complied with by the Company under the Dealer Manager Agreement on or prior to the date of this certificate has been duly, timely and fully complied with.
     Capitalized terms used but defined herein shall have the meanings assigned thereto in the Dealer Manager Agreement.

C-1

          IN WITNESS WHEREOF, I have hereunto signed my name.
Dated:                     , 2010.

Name:
Title: President and Chief Executive Officer

Name:
Title: Chief Financial Officer

C-2